EXHIBIT 99.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350K CHAPTER 63 OF TITLE 18,
UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of RemedyTemp, Inc., a California corporation (the “Company”), does hereby certify with respect to the Annual Report of the Company on Form 10-K for the fiscal year ended September 29, 2002 as filed with the Securities and Exchange Commission (the “10-K Report”) that:

(1)	the 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the Information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 30, 2002                                                                                  /s/ GREG PALMER
                                                                                                          Greg Palmer
                                                                                                          President and Chief Executive Officer
                                                                                                          RemedyTemp, Inc.

December 30, 2002                                                                                  /s/ ALAN M. PURDY
                                                                                                                  Alan M. Purdy
                                                                                                                  Senior Vice President and Chief Financial Officer
                                                                                                                  RemedyTemp, Inc.